UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 28, 2009

                               -----------------

                          TEMECULA VALLEY BANCORP INC.
             (Exact name of Registrant as specified in its charter)

        California                     001-33897               46-0476193
     (State or other            (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)


                27710 Jefferson Avenue
                     Suite A100
                Temecula, California                              92590
        (Address of principal executive offices)                (Zip code)


       Registrant's telephone number, including area code: (951) 694-9940


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01 - Entry into a Material Definitive Agreement.

     On January 28, 2009, the Board of Directors of Temecula Valley Bank ("Bank"), the principal bank subsidiary of Temecula Valley Bancorp Inc. ("Company") took action with respect to director compensation. These changes are described in the attached exhibit.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     On January 28, 2009, the Board of Directors of the Bank, upon the recommendation of its Executive Officer Compensation Committee, approved changes in executive officer compensation for the Bank's Chief Executive Officer and the Bank's President/Chief Operating Officer. These changes are described in the attached exhibit.

Item 8.01 - Other Events.

     The Board of Directors of the Company has approved the deferral of regularly scheduled quarterly interest payments with respect to an aggregate of $56,924,250 of its junior subordinated debentures (the "Subordinated Debentures") associated with its five statutory trust subsidiaries that were formed for the purpose of issuing trust preferred securities. Pursuant to the indentures for the Subordinated Debentures, the Company can elect to defer payments of interest for up to 20 consecutive quarterly periods, provided that there is no event of default (as defined in the indentures) existing at the time of deferral. The Company is not in default under any of the indentures. During a period when interest payments are being deferred, the Company may not, among other things and subject to certain exceptions, declare or pay dividends or otherwise make distributions with respect to the Company's capital stock or repurchase any of its capital stock or pay principal or interest on debt that ranks pari passu or junior to the Subordinated Debentures. Interest on the Subordinated Debentures continues to accrue during the deferral period and interest on the deferred interest also accrues, both of which must be paid at the end of the deferral period. The Company has the right to further defer interest payments, provided that no deferral period, together with all prior deferrals, may exceed 20 consecutive quarters.

Contemporaneous with this disclosure, the Company will provide notices under the indentures related to the Subordinated Debentures issued to Temecula Valley Statutory Trusts II, III, IV, V and VI, electing to defer interest payments due on March 17, March 20, March 15, March 30 and March 30, respectively.

The total estimated annual interest that would be payable on the Subordinated Debentures, if not deferred, would approximate $3,429,885, based on current variable rates.

Certain information in this report is being furnished, not filed, pursuant to
Section 18 of the Securities Exchange Act of 1934, as amended. Accordingly, such information will not be incorporated by reference into any of our filings, unless specifically identified therein as being incorporated therein by reference. The furnishing of such information in this report and Exhibit 99.1 to this report are not intended to, and do not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01 - Financial Statements and Exhibits.

        (a)     Financial Statements of Businesses Acquired. Not applicable.
        (b)     Pro Forma Financial Information. Not applicable.
        (c)     Shell Company Transactions. Not applicable.
        (d)     Exhibits.

        Exhibit No.     Description
        -----------     -----------
         10.1           Director Compensation
         10.2           Executive Officer Compensation


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TEMECULA VALLEY BANCORP INC.


Date: February 3, 2009                  By: /s/ FRANK BASIRICO, JR.
                                            --------------------------------
                                            Frank Basirico, Jr.
                                            Chief Executive Officer